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                       Approved by Benefits Officer 8/4/00


                                 AMENDMENT NO. 9
                                     TO THE
                                TIME WARNER INC.
                           DEFERRED COMPENSATION PLAN


1. Section 3.2 is amended by adding the following new subsection 3.2(c) and renumbering the prior subsection 3.2(c) as new subsection 3.2(d):

                    (c) Effective on and after August 1, 2000, the Company or another Employing Company may designate a special bonus to be paid to an Eligible Employee under an agreement with such employee as eligible for deferral, subject to the terms of such agreement. Any such deferral so elected shall be made in the same manner as provided for in subsection (a).